Exhibit 3.2

BYLAWS
OF
CFS BANCORP, INC.

ARTICLE I

Section 1.                      Name.  The name of the corporation is CFS Bancorp, Inc. (the “Corporation”).

Section 2.                     Registered Office and Registered Agent.  The street address of the Registered Office of the Corporation is 707 Ridge Road, Munster, Indiana 46321 and the name of its Registered Agent at that office is the officer of the Corporation designated as such from time to time by the Board of Directors.

Section 3.                     Seal.  Unless otherwise required by law, the Corporation shall not be required to use a seal.  If the Board of Directors of the Corporation determines that the Corporation shall use a seal, the seal shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

Section 4.                     Certain References.   All references in these Bylaws to the Indiana Business Corporation Law (the “Act”) shall mean and include the provisions of Indiana Business Corporation Law in effect on the date that these Bylaws are adopted by the Board of Directors of the Corporation and as such law thereafter may be amended and be in effect from time to time, and including any successor to such law.  All references in these Bylaws to the Articles of Incorporation of the Corporation shall mean and include the Articles of Incorporation in effect on the date that these Bylaws are adopted by the Board of Directors of the Corporation and as such Articles of Incorporation thereafter may be amended and be in effect from time to time.

ARTICLE II

Fiscal Year

The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.

ARTICLE III

Capital Stock

Section 1.                     Number of Shares and Classes of Capital Stock.  The total number of shares and classes of capital stock which the Corporation shall have authority to issue shall be as set forth in the Corporation’s Articles of Incorporation from time to time.

Section 2.                     Consideration for Shares.  The shares of capital stock of the Corporation shall be issued or sold in such manner and for such amount of consideration, received or to be received, as may be fixed from time to time by the Board of Directors.  Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

Section 3.                     Payment for Shares.  The consideration determined by the Board of Directors to be required for the issuance of shares of capital stock of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation.

If the Board of Directors authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders meeting.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received.  If the services are not performed, the note is not paid or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

Section 4.                     Certificates for Shares.  The Board of Directors may authorize the issuance of stock in either certificated form, in which ownership of the shares is represented by a physical certificate, or in uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed to each holder of capital stock of the Corporation.  Each stockholder shall be entitled upon request of a certificate or certificates which shall represent and certify the number and class of shares owned by him in the corporation.  If the Board of Directors determines to issue stock certificates, such stock certificates shall be signed by the Chairman of the Board, President, or Vice President and the Secretary of the Corporation.  The stock certificates shall state the number of shares represented by such certificate and that such shares are fully paid and nonassessable, provided, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate which has been paid, and as further payments are made, the certificate shall be stamped accordingly.

Section 5.                     Transfer of Shares.  Transfers of shares of the Corporation's shares shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares, or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, it shall be the duty of the corporation to issue new shares to the person entitled thereto, cancel the old shares and record the transaction upon its books.

The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these Bylaws, the Articles of Incorporation or an agreement with shareholders.  Shareholders may agree between or among themselves to impose restrictions on the transfer or registration of transfer of shares.  A restriction which is authorized by the Act is valid and enforceable against the holder or a transferee of the holder of the Corporation's stock certificate or of stock held under the Corporation's Direct Registration System.

Section 6.                     Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its shareholder records as the owner of shares of capital stock of the Corporation to receive dividends and distributions, to vote as such owner, to hold liable for calls and assessments and to treat as owner of such shares in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Indiana.  Shareholders shall be responsible for notifying in writing any officer of the Corporation of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation and its shareholders, directors, officers, employees and agents of liability for failure to direct notices, dividends, distributions and other documents or property to an address other than the one appearing upon the records of the Corporation.

Section 7.                     Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or shares in uncertified form in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of new shares.

Section 8.                     Fractional Shares or Scrip.  The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

ARTICLE IV

Meetings of Shareholders

Section 1.                     Place of Meeting.  Meetings of shareholders of the Corporation shall be held at such place, within or outside the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

Section 2.                     Annual Meeting.  The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such day and at such time as determined by the Board of Directors and stated in the notice of such.

Section 3.                     Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act or by the Articles of Incorporation, may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least three-fourths of the Directors then in office.

Section 4.                     Organization.  Each meeting of the shareholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absences, any other individual selected by the Board of Directors.  The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the shareholders.  In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting.  The chairman of any meeting of the shareholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

Section 5.                     Notice of Meetings.  A written or printed notice, stating the date, time and place of the meeting, and in case of a special meeting, or when required by any provision of the Act or of the Articles of Incorporation or these Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and not more than sixty (60) days before the date of the meeting.  Notice of any such meeting may be waived in writing by any shareholder before or after the date and time of the meeting, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.  Attendance at any such meeting in person, or by proxy, shall constitute a waiver of notice of such meeting.  Each shareholder who has in the manner above provided waived notice of a shareholders meeting, who personally attends a shareholders meeting or who is represented at a shareholders meeting by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting.  Notice of any adjourned meeting of shareholders shall not be required to be given if the date, time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by the Act.

Section 6.                     Addresses of Shareholders.  The address of any shareholder appearing on the shareholder records of the Corporation shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.

Section 7.                      Voting at Meetings.

(a)                  Quorum.  The holders of record of at least a majority of the issued and outstanding capital stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by the Act, the Articles of Incorporation or these Bylaws.  In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)                  Voting Rights.  Except as otherwise provided by the Act or by the provisions of the Articles of Incorporation, each shareholder shall have the right at every meeting of shareholders to one (1) vote on all matters coming before the meeting (including, without limitation, the election of directors) for each share of stock of the Corporation having voting power registered in his or her name on the records of the Corporation on the date for the determination of shareholders entitled to vote.  At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein or by law.

(c)                  Required Vote.  In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  If, at any meeting of the shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

(d)                  Validity of a Vote, Consent, Waiver or Proxy Appointment.  If the name on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.  The Corporation may reject a vote, consent, waiver or proxy appointment if the authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature or the signatory’s authority.  If so accepted or rejected, the Corporation, its directors and officers and the tabulation officer are not liable in damages to the shareholder for any consequences of the rejection.  Any of the Corporation’s actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

Section 8.                     Voting List.  The Secretary of the Corporation shall make before each meeting of shareholders a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each shareholder.  Such list shall be produced and kept open at the time and place of the meeting of shareholders and be subject to the inspection of any shareholder during the holding of such meeting.

Section 9.                     Fixing of Record Date to Determine Shareholders Entitled to Vote.  The Board of Directors may prescribe a period not exceeding sixty (60) days prior to each meeting of shareholders, during which no transfer of stock on the books or records of the Corporation may be made; or, in lieu of prohibiting the transfer of stock may fix a date and time not more than sixty (60) days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting.  Any determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which is only required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 10.                   Voting of Shares in the Name of Two or More Persons.  When ownership stands in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 11.                   Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred.

                Section 12.                    Proposals.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation.  A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article VII, Section 7.1(e) of the Corporation's Articles of Incorporation) by the shareholder submitting the notice, by any Person who is Acting in Concert with or who is an Affiliate or Associate of such shareholder (as such capitalized terms are defined in Article VII, Section 7.1 of the Corporation's Articles of Incorporation), by any Person who is a member of any group with such shareholder with respect to the Corporation stock or who is known by such shareholder to be supporting such proposal on the date the notice is given to the Corporation, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust), (d) the identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (e) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article IV, Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  This provision is not a limitation on any other applicable laws and regulations.

                Section 13.                    Inspectors.  For each meeting of shareholders, the Board of Directors shall appoint one or more inspectors of election, who shall make a written report of such meeting.  If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors shall be appointed at the meeting by the chairman thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  An inspector or inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman thereof.  An inspector or inspectors shall not accept a ballot, proxy or vote, nor any revocations thereof or changes thereto, after the closing of the polls (unless a court of competent jurisdiction upon application by a shareholder shall determine otherwise) and may appoint or retain other persons or entities to assist them in the performance of their duties.  Inspectors need not be shareholders and may not be nominees for election as directors.

ARTICLE V

Board of Directors

Section 1.                      Election, Number; Term of Office; Qualifications.  One (1) class of directors shall be elected at each annual meeting of shareholders by the holders of the shares of capital stock entitled by the Articles of Incorporation to elect directors.

The number of directors of the Corporation to be elected by the holders of the capital stock entitled by the Articles of Incorporation to elect directors shall hereafter be six (6) unless changed by subsequent resolution of the Board of Directors.

Directors of the Corporation shall serve staggered terms in accordance with the Articles of Incorporation of the Corporation.  All directors, except in the case of earlier resignation, removal or death, shall hold office until the third succeeding annual meeting of shareholders following their election and until their respective successors are duly elected and qualified.  A director of the Corporation is not required to be a shareholder of the Corporation in order to be qualified to serve as a director.

Section 2.                      Vacancies.  Any vacancy occurring in the Board of Directors shall be filled in the manner provided in the Company’s Articles of Incorporation.

Section 3.                      Annual Meeting of Directors.  The Board of Directors shall meet each year, either within or outside the State of Indiana, immediately after the annual meeting of the shareholders, at the same place where such meeting of the shareholders has been held for the purpose of organization, election of officers and consideration of any other business that may properly come before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 4.                      Regular Meetings.  Regular meetings of the Board of Directors, if any, shall be held at such times and places, either within or outside the State of Indiana, as may be fixed by the directors.  Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

Section 5.                      Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, President or by a majority of the authorized number of Directors.  Notice of the date, time and place, either within or outside the State of Indiana, of a special meeting shall be personally delivered, telephoned, telegraphed, telexed, faxed or otherwise electronically delivered to each director at least twenty-four (24) hours prior to the time of the meeting, or sent by overnight courier or postage prepaid mail to each director at his usual place of business or residence at least five (5) days hours prior to the time of the meeting.  Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting.  Attendance by a director in person at any such special meeting shall constitute a waiver of notice unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 6.                      Conference Telephone Meetings.  A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

Section 7.                      Quorum.  A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of any business of the Corporation, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  A director, who is present at a meeting of the Board of Directors or a committee of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting, (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 8.                      Consent to Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee or filed with the corporate records reflecting the action taken.  Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different, prior or subsequent effective date.

Section 9.                      Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.                    Dividends and Distributions.  The Board of Directors shall have the power, subject to any restrictions and limitations contained in the Act or in the Articles of Incorporation, to declare and pay dividends and distributions upon the outstanding capital stock of the Corporation to its shareholders as and when they deem expedient.

Section 11.                    Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits.  The Board of Directors may fix a record date, declaration date and payment date with respect to any dividend or distribution to the Corporation’s shareholders.  If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend or distribution, the end of the day on which the resolution of the Board of Directors declaring such dividend or distribution is adopted shall be the record date for such determination.

Section 12.                     Committees. The Board of Directors may, by resolution adopted by the unanimous vote of all of the directors elected and qualified from time to time and then in office, designate from among its members an executive committee and/or one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation or these Bylaws, may exercise all of the authority of the Board of Directors of the Corporation.  However, no such committee has the authority to (a) authorize distributions (except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board of Directors), (b) approve or propose to shareholders action that the Act requires to be approved by shareholders, (c) fill vacancies on the Board of Directors or any of its committees, (d) amend the Articles of Incorporation, (e) adopt, amend or repeal the Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or a contract for sale of shares of capital stock of the Corporation, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee to take the action described in this subsection within limits prescribed by the Board of Directors.  No member of any such committee shall continue to be a member thereof after he ceases to be a director of the Corporation.

                Section 13.                     Remuneration.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or such other compensation as may be fixed by the Board of Directors.  Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors.  No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                Section 14.                     Nominations of Directors.  Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any shareholder entitled to vote generally in an election of directors.  However, any shareholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation, which notice is delivered to or received by the Secretary not later than (i) 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.  Each such notice shall set forth:  (a) the name, age, business address and residence address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) the principal occupation or employment of the shareholder submitting the notice and of each person being nominated; (c) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article VII, Section 7.1(e) of the Corporation's Articles of Incorporation) by the shareholder submitting the notice, by any Person who is Acting in Concert with or who is an Affiliate or Associate of such shareholder (as such capitalized terms are defined in Article VII, Section 7.1 of the Corporation's Articles of Incorporation), by any Person who is a member of any group with such shareholder with respect to the Corporation stock or who is known by such shareholder to be supporting such nominee(s) on the date the notice is given to the Corporation, by each person being nominated, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust); (d) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding the shareholder submitting the notice and each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Section 15.                    Staggered Terms for Directors.  The terms of the directors of the Corporation shall be staggered as set forth in the Articles of Incorporation of the Corporation.  As such, the Board of Directors of the Corporation shall not be governed by Indiana Code 23-1-33-6(c) to the extent that such subsection requires the terms of the directors to be staggered under Indiana Code 23-1-33-6(d).

ARTICLE VI

Officers

Section 1.                      Principal Officers.  The principal officers of the Corporation shall be a Chairman of the Board, President, a Vice President and a Secretary.  The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers, none of whom shall be principal officers of the Corporation, as may be appointed in accordance with the provisions of these Bylaws.  The same individual may hold more than one office at any time, and a single individual may hold all of the offices at any time except the offices of President and Secretary.

Section 2.                      Election and Term of Office.  The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof.  Each such officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal from office.

Section 3.                      Removal of Principal Officers.  Any principal officer may be removed, either with or without cause, at any time, by resolution adopted by the unanimous vote of the actual number of directors elected and qualified from time to time and then in office.

Section 4.                      Subordinate Officers.  In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have one or more Assistant Secretaries and such other officers, employees and agents as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause and have such authority and perform such duties as the Board of Directors or any principal officer of the Corporation may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, employees or agents.

Section 5.                      Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                      Vacancies.  Any vacancy in any office for any cause may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                Section 7.                      Chairman of the Board. The Chairman of the Board, who shall be chosen from among the Directors, shall be the Chief Executive Officer of the Corporation and as such shall have general responsibility for the affairs of the Corporation, subject to the control of the Board of Directors.  Subject to the control and direction of the Board of Directors, the Chairman and Chief Executive Officer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  In general, he shall perform all duties and have all the powers incident to the office of Chief Executive Officer and all such other duties and powers as, from time to time, may be assigned to him by the Board of Directors.

Section 8.                      President.  The President, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. Subject to the control and direction of the Board of Directors, the President may enter into any agreement and may execute and deliver any agreement, instrument or document in the name and on behalf of the Corporation.  In general, he or she shall perform all duties and have all the powers incident to the office of President and all such other duties and powers as, from time to time, may be assigned to him or her by the Board of Directors.

Section 9.                     Vice President.  The Vice President, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  In general, he or she shall perform such other duties and have such other powers as are incident to the office of Vice President, as the case may be, and such other duties as may, from time to time, be assigned by the Board of Directors.

Section 10.                     Secretary.  The Secretary shall prepare and shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these Bylaws and by the Act; shall be custodian of the records and of the seal (if one is required) of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is required by law or the Board of Directors; shall authenticate records of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors.

Section 11.                      Salaries.  The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors, and the salaries of any subordinate officers may be fixed by the President.

Section 12.                     Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the President is appointed attorney and agent of the Corporation and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act and to vote all partnership and ownership interests, stock or other securities entitled to be voted at any meetings of partners, limited liability companies or security holders of any partnerships, corporations, limited liability companies or other entities in which the Corporation may hold partnership or ownership interests, stock or other securities, in person or by proxy, as a partner, owner, shareholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such partnership or ownership interests, stock or other securities, and which as the owner thereof might have possessed and exercised if present, and to consent in writing to any action by any such other partnership, limited liability company, corporation or entity.  The President is authorized to vote such interests, stock and other securities by written consent in lieu of a meeting.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 13.                     Bonds.  The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VII

Indemnification of Directors, Officers and Employees

Section 1.                       Indemnification.  The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation’s Articles of Incorporation.

ARTICLE VIII

Amendments

Section 1.                      Amendments.  The power to make, alter, amend or repeal these Bylaws is vested in the Board of Directors, but the unanimous affirmative vote of all of the directors elected and qualified from time to time and then in office shall be necessary to effect any alteration, amendment or repeal of these Bylaws.

                Section 2.                      Emergency Bylaws.  The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any national or local emergency.

ARTICLE IX

Election Not to be Subject to the Control Share Acquisition Statute

                The Corporation elects not to have the provisions of IC §23-1-42 apply to it.

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Amended:  April 25, 2006
                                                                                                                                                                                                                                                                                                                                                                                 October 22, 2007
                                                                                                                                                                                                                                                                                                                                                                                 July 27, 2009